EXHIBIT 99.1

Glen Rose Petroleum Corporation Announces Quarterly Financials and Operational Update and Restates Production Expenses

DALLAS, Feb. 24, 2009 (GLOBE NEWSWIRE) -- Glen Rose Petroleum Corporation (Nasdaq:GLRP), headquartered in Dallas, Texas, reported its results for the third quarter ended December 31, 2008 which showed oil and gas revenue of $96,803 a 33% increase from the prior quarter.

Production and operating expenses were $88,988, for a loss from operations of $2,077,159.

General administrative expenses were $849,232, and the non-cash cost of incentive stock options was $1,093,339, resulting in a net loss for the quarter of $2,076,819, or $0.21 per share.

Accounts payable increased to $562,655, while shareholders' equity from $3,116,495 to $3,262,504, a 5% increase as compared to March 31, 2008.

The Company terminated its Participation Agreement with WHL Energy Limited ("WHL"). The Participation Agreement signed in July 2008, required that WHL pay 100% of the drilling costs, up to $2.5 million, for a 50% working interest in the first 2,546 acres (Phase 1). After funding $1.5 million and participating in the drilling of three wells and the purchase of 5 wells, WHL felt it was in their best interest not to proceed. Mr. Chip Langston, President of Glen Rose, stated, "WHL's non participation is governed by the Participation Agreement, whereby they keep what they earned."

In addition to the wells drilled with WHL, the Company has drilled three wells for its own account outside the joint venture area of interest. We have also drilled two horizontal wells, and we have eight wells permitted to drill in the next few months. We are continuing to improve daily production with nitrogen injection and swabbing to a current production rate of 60 barrels of oil per day.

Mr. Langston said, "The Company geared up its drilling activity in line with the WHL Participation Agreement. After crude oil prices collapsed, we stopped new activities in late November. In these activities we incurred significant accounts payables. Since that time, we have continued to improve daily production, so that the Company is almost cash flow positive from operations, even at these low commodity prices. But, finding outside financing has been difficult. Our major shareholder and corporate financing consultant, Blackwood Ventures LLC has worked diligently in these difficult markets. The Company is in discussions with several individuals and companies on a variety of financing possibilities. To date, none has been signed, and there are no assurances they will be consummated. In the meantime, the Company has entered into a $250,000 convertible debenture with Blackwood, which, has not been funded to date."

The periodic income statement follows. The income statement is modified by and subject to the remainder of the financial statements and the notes to the financial statements which were included in the Form 10-Q filed February 20, 2009 and are available through the SEC's website, www.sec.gov.

              GLEN ROSE PETROLEUM CORPORATION AND SUBSIDIARIES

           CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                       THREE MONTHS ENDED         NINE MONTHS ENDED

                          December 31,              December 31,

                    ------------------------  ------------------------
                        2008         2007         2008         2007
                    -----------  -----------  -----------  -----------
                                  (Restated)                (Restated)
 OPERATING REVENUES
  Oil and gas sales $    23,932  $    24,311  $    96,803  $    26,266
                    -----------  -----------  -----------  -----------
 TOTAL OPERATING
  REVENUES               23,932       24,311       96,803       26,266
                    -----------  -----------  -----------  -----------

 OPERATING COSTS AND
  EXPENSES
  Production and
   operating             43,457       21,672       88,988       82,351
  Impairment of oil
   and gas
   properties           130,329           --      130,329           --
  Depreciation and
   depletion              4,871          338        8,342        1,014
  Accretion of asset
   retirement
   obligation             1,244        1,244        3,732        3,732
  General and
   administrative       139,287    1,636,778      849,232    1,998,113
  Bad debt expense           --       41,406           --      243,814
  Stock compensation
   expense              410,334           --    1,093,339           --
  Put option expense         --       69,728           --      209,184
                    -----------  -----------  -----------  -----------
 TOTAL OPERATING
  COSTS AND EXPENSES    729,522    1,771,166    2,173,962    2,538,208
                    -----------  -----------  -----------  -----------
 LOSS FROM
  OPERATIONS           (705,590)  (1,746,855)  (2,077,159)  (2,511,942)

 OTHER INCOME
  (EXPENSE)
  Gain on
   forgiveness of
   debt                      --           --           --           --
  Gain (Loss) on
   sale of
   investments               --           --         (749)     303,155
  Gain on sale of
   property and
   equipment                 --        5,000           --       13,351
  Interest income         1,089           --        1,089           --
  Interest expense           --       (2,221)          --      (70,117)
                    -----------  -----------  -----------  -----------
   Gain (Loss)
    before income
    tax                (704,501)  (1,744,076)  (2,076,819)  (2,265,553)

 INCOME TAX BENEFIT          --           --           --           --
                    -----------  -----------  -----------  -----------
 NET INCOME (LOSS)  $  (704,501) $(1,744,076) $(2,076,819) $(2,265,553)
                    ===========  ===========  ===========  ===========
  Income (Loss) per
   share (basic)    $     (0.07) $     (0.26) $     (0.21) $     (0.35)
                    ===========  ===========  ===========  ===========
 Weighted average
  number of shares
  (basic)            10,621,562    6,778,886    9,841,345    6,557,931

                    ===========  ===========  ===========  ===========

Glen Rose Petroleum Corporation has restated its financial statements as of and for the six months ended September 30, 2008 in its Form 10-Q for the period ending December 31, 2008. The restatement was made primarily to reclass certain lease operating expenses that should have been capitalized.

The impact of such restatement to the financial statements as of September 30, 2008 is:

                                      As of September 30, 2008
                              -----------------------------------------
                              As Originally  Adjustments
                                Presented        (1)       As Restated
 Consolidated Condensed
  Balance Sheet
 Total current assets         $     958,731 $          -- $     958,731
 Total assets                     6,615,734       178,603     6,794,337
 Total current liabilities        3,128,470        18,789     3,147,259
 Total liabilities                3,218,876        18,789     3,237,665
 Accumulated deficit           (47,782,927)       159,814  (47,623,113)
 Total stockholder's equity   $   3,396,858  $    159,814     3,556,672

                                      For Six Months Ended
                                       September 30, 2008
                              -----------------------------------------
                              As Originally  Adjustments
                                Presented        (1)       As Restated
 Consolidated Condensed
  Statement of Operations
 Total revenue                $      72,871 $          -- $      72,871
 Total operating costs and
  expenses                        1,604,254      (159,814)    1,444,440
 Loss from operations           (1,531,382)       159,814   (1,371,568)
 Net income (loss)              (1,532,131)       159,814   (1,372,317)
 Net income (loss) per share:
 Basic and Diluted            $      (0.16)               $      (0.14)

1) To reclassify amounts that were reported as lease operating expenses that should have been reported as capital assets. The liabilities were affected due to reclassification of payables. The Company reviewed costs which were charged to operations as lease operating expenses and determined that these expenses should have been capitalized as development cost. This restatement is being made to reflect the proper treatment of these costs.

The Glen Rose Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5339

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

CONTACT:  Glen Rose Petroleum Corporation
          Chip Langston, President & CFO
          214-800-2663